 Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 21, 2002, included in the Annual Report of United Community Banks, Inc. and subsidiaries, on Form 10-K for the year ended December 31, 2001, and incorporated by reference in this Registration Statement on Amendment No. 1 to Form S-4.  We consent to the use of the aforementioned report in the Registration Statement on Amendment No. 1 to Form S-4, and to the use of our name as it appears under the caption "Experts".

                                              /s/    PORTER KEADLE MOORE, LLP

Atlanta, Georgia
February 21, 2003